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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]

                               FEBRUARY 16, 2000

Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121

     Re:  Registration Statement on Form S-3, File No. 333-93073;
          4,600,000 Shares of Common Stock par value $.0001 per share

Ladies and Gentlemen:

     In connection with the registration by Leap Wireless International, Inc., a Delaware corporation (the "Company"), of 4,600,000 shares of common stock of the Company, par value $.0001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on December 20, 1999 (File No. 333-93073), as amended by Amendment No. 1 thereto filed with the Commission on January 28, 2000 and Amendment No. 2 thereto filed with the Commission on February 16, 2000 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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Latham & Watkins

     Leap Wireless International, Inc.
     February 16, 2000
     Page 2


     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.


     Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                         Very truly yours,



                         /s/ LATHAM & WATKINS